Exhibit 5.1




                         April 14, 1994



James River Corporation
  of Virginia
120 Tredegar Street
Richmond, Virginia 23219

               James River Corporation of Virginia
              (Registration Statement on Form S-3)
    for Equity Securities to be Offered Pursuant to Rule 415

Gentlemen:

     We have acted as counsel to James River Corporation of Virginia, a Virginia corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed issuance and sale from time to time by the Company of shares of Preferred Stock, par value $10 per share (the "Preferred Shares") and Depositary Receipts representing Preferred Stock ("Depositary Receipts") on terms to be determined at the time of sale. In addition to the Preferred Shares, the Registration Statement also registers Common Stock of the Company, par value $.10 per share (the "Conversion Shares") that may be issued upon conversion of convertible Preferred Shares.

     We have participated in the preparation of the Registration Statement and have examined the corporate records and documents, statements and certificates of officers of the Company and such other materials as we have deemed necessary to the issuance of this opinion.

     Based upon the foregoing, we are of the opinion that:

          1. When the issuance of the Preferred Shares has been duly authorized by appropriate corporate action, including the filing of Articles of Amendment to the Company's Articles of Incorporation creating such Preferred Shares, and the Preferred Shares have been duly issued and sold as described in the Registration Statement, including the Prospectuses and Prospectus Supplements relating to the Preferred Shares, the Preferred Shares will be legally issued, fully paid and nonassessable; and




          2. When the issuance of the Conversion Shares issuable upon conversion of convertible Preferred Shares has been duly authorized by appropriate corporate action and when the Conversion Shares have been issued upon conversion of the Preferred Shares pursuant to the Articles of Amendment creating such Preferred Shares and as described in the Registration Statement, including the Prospectuses and Prospectus Supplements relating to such convertible Preferred Shares, the Conversion Shares will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the statement made in reference to our firm in the related Prospectus under the heading "Legal Opinions" and in any supplemented versions of the Prospectus. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                         Very truly yours,



                         /s/  McGuire, Woods, Battle & Boothe